MARVELL TECHNOLOGY, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Enrollment Date:     _I understand that this Subscription Agreement shall remain in effect throughout successive Offering Periods unless terminated or unless I am required to sign a new agreement.

1.I hereby elect to participate in the Marvell Technology, Inc. 2000 Employee Stock Purchase Plan, as may be amended and restated from time to time (the “Stock Purchase Plan”) and subscribe to purchase common shares of the Company (“Common Stock”) in accordance with the Stock Purchase Plan, this Subscription Agreement, and the terms set forth in the Addendum hereto. Terms not otherwise defined herein have the same meaning attributed to them in the Stock Purchase Plan.

2.I understand that the Stock Purchase Plan is a voluntary plan and I acknowledge that any Payroll deductions I elect to contribute to the Stock Purchase Plan are made on an entirely voluntary basis. I hereby authorize Payroll deductions from each paycheck in the amount of ______% (maximum 15%, in whole percentages only) of my Payroll on each payday during the Offering Period in accordance with the Stock Purchase Plan. (No fractional percentages are permitted.) I acknowledge that a lesser percentage of my Payroll than indicated by me may be contributed if necessary to comply with applicable laws (in particular applicable laws related to minimum salary requirements). Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions or my participation is otherwise terminated in accordance with the Stock Purchase Plan. I agree to execute a separate participation agreement with the Company or, if different, my employer (the “Employer”) or any other agreement or consent that may be required by the Employer or the Company in connection with this authorization, either now or in the future. I understand I will not be able to participate in the Stock Purchase Plan if I fail to execute any such consent or agreement.

3.I understand that said Payroll deductions should be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Purchase Date of the Offering Period unless I withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose at least 15 days before the Purchase Date or unless my participation in the Stock Purchase Plan is otherwise terminated. I understand that I may withdraw from the Stock Purchase Plan and have Payroll deductions refunded (without interest) promptly at any time during the Offering Period as long as written notice of my withdrawal is provided to the Administrator, in required form, at least 15 days before the Purchase Date. I understand that the duration of Offering Periods (including the commencement dates thereof) shall be subject to change by the Administrator in accordance with Sections 4 and 18 of the Stock Purchase Plan.

4.I have received a copy of the complete Stock Purchase Plan. I have also received a copy of the complete Stock Purchase Plan Prospectus. I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan.

5.I understand that during subsequent Offering Periods my participation in the Stock Purchase Plan will continue to be governed by this Subscription Agreement, including the Addendum, and the Stock Purchase Plan. Further, I understand that at its discretion and to the extent permitted by the Stock Purchase Plan, the Company may amend the Stock Purchase Plan and/or this Subscription Agreement, and by continuing to participate in the Stock Purchase Plan, and without the need to provide affirmative consent, I agree to the terms and conditions of the amended Stock Purchase Plan and/or Subscription Agreement.

6.I acknowledge that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the Stock Purchase Plan and legally applicable or deemed applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the Stock Purchase Plan, including, but not limited to, the grant of the Purchase Right, the purchase of shares of Common Stock under the Stock
Email to: stockadmin@marvell.com    Fax to: (408) 222-9300

Purchase Plan, the subsequent sale of shares of Common Stock acquired under the Stock Purchase Plan and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Purchase Right to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, I acknowledges that if I am subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

    Prior to any relevant taxable or tax withholding event, as applicable, I will make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations, if any, with regard to all applicable Tax-Related Items by one or a combination of the following: (a) withholding from my wages or other cash compensation payable to me by the Company and/or the Employer; (b) withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the Purchase Right either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); or (c) withholding shares of Common Stock to be issued upon exercise of the Purchase Right, provided, however, that if I am a Section 16 officer of the Company, withholding shares of Common Stock will be subject to approval by the Board to the extent required under applicable law.

    The Company may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including minimum or maximum rates applicable in my jurisdiction(s). In the event of over-withholding, I may receive a refund of any over-withheld amount in cash with no entitlement to the Common Stock equivalent, or if not refunded, I may be able to seek a refund from the local tax authorities. In the event of under-withholding, I may be required to pay additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding shares of Common Stock, for tax purposes, I will be deemed to have been issued the full number of shares of Common Stock subject to the exercised Purchase Right, notwithstanding that a number of shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items.

    Finally, I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Stock Purchase Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock on my behalf under the Stock Purchase Plan and refuse to deliver the shares of Common Stock if I fail to make satisfactory arrangements to satisfy applicable withholding obligations for Tax-Related Items.

7.By enrolling in the Stock Purchase Plan and by authorizing Payroll deductions, I acknowledge that: (a) the Stock Purchase Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time, to the extent provided in the Stock Purchase Plan; (b) the grant of the Purchase Right is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Purchase Rights, or benefits in lieu of Purchase Rights, even if Purchase Rights have been granted in the past; (c) all decisions with respect to future grants of Purchase Rights, if any, will be at the sole discretion of the Company; (d) my participation in the Stock Purchase Plan shall not create a right to further employment or be interpreted as forming or amending an employment or service relationship with the Company, the Employer or any other Parent or Subsidiary and shall not interfere with the ability of the Employer to terminate my employment or other service relationship (if any) at any time; (e) I am voluntarily participating in the Stock Purchase Plan; (f) the Purchase Right and the shares of Common Stock subject to the Purchase Right, and the income from and value of same, are not intended to replace any pension rights or compensation; (g) the Purchase Right and the shares of Common Stock subject to the Purchase Right, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, holiday top-up, pension or retirement, or welfare benefits or similar mandatory payments; (h) unless otherwise agreed in writing with the Company, the Purchase Right the shares of Common Stock subject to the Purchase Right, and the income from and value of same, are not granted in consideration for, or in connection with, any service I may provide as a director of any Parent or Subsidiary; (i) the future value of the shares of Common Stock purchased or to be purchased under the Stock Purchase Plan is unknown, indeterminable, and cannot be predicted with certainty; (j) if shares of Common Stock are purchased for me on a Purchase Date, the value of those shares of Common Stock acquired under the Stock Purchase Plan may increase or decrease in value, even below the purchase price; (k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Purchase Right resulting from (i) the application of any recoupment or recovery policy adopted by the Company or otherwise required by law, or (ii) termination of my Continuous Employment (for any reason whatsoever, whether or not later found invalid or in breach of local labor laws in the jurisdiction where I am employed or the terms of my employment contract, if any); (l) in the event of termination of my Continuous Employment (regardless of the reason for the termination and whether or not such

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termination is later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment contract, if any), my right to participate in and to purchase shares of Common Stock under the Stock Purchase Plan, if any, will terminate effective as of the date that I am no longer actively providing services to the Employer, the Company or any other Parent or Subsidiary, and will not be extended by any notice period (e.g., the period of my Continuous Employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under local law or my employment contract, if any); the Administrator shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Stock Purchase Plan (including whether I may still be considered to be providing services while on a leave of absence); (m) unless otherwise provided in the Stock Purchase Plan or by the Company in its discretion, the Purchase Right and the benefits under the Stock Purchase Plan, if any, will not automatically transfer to another company in the case of a merger, take-over, or transfer of liability; and (n) neither the Company, the Employer, nor any other Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between my local currency (if not the United States dollar) and the United States dollar that may affect the value of the Purchase Right or of any amounts due to me pursuant to the purchase of shares or the subsequent sale of any shares purchased under the Stock Purchase Plan.

8.The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock. I should consult with my own personal tax, legal, and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.

9.Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about me, including, but not limited to, my name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Purchase Rights or any other entitlement to shares of Common Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for purposes of implementing, administering and managing the Stock Purchase Plan. The legal basis, where required, for the processing of Data is my consent.

Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Corporate Services, Inc. and certain of its affiliated companies (the “Designated Broker”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Stock Purchase Plan. I may be asked to agree on separate terms and data processing practices with the Designated Broker, with such agreement being a condition to the ability to participate in the Stock Purchase Plan. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner.

    International Data Transfers. If I reside, work or am otherwise located outside of the United States, Data will be transferred from my country to the United States, where the Company and the Designated Broker, respectively, are based. My country or jurisdiction may have different data privacy laws and protections than the United States. If I am located in the European Union (“EU”) and/or European Economic Area (“EEA”), I understand and acknowledge that the United States are not subject to an unlimited adequacy finding by the European Commission and might not provide a level of protection of personal data equivalent to the level of protection in my country. As a result, in the absence of the implementation of appropriate safeguards such as the Standard Contractual Clauses or binding corporate rules adopted by the EU Commission, the processing of personal data might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, data subjects might have no, or less, enforceable rights regarding the processing of my personal data. The Company’s legal basis for the transfer of Data, where required, is my consent.

    Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage my participation in the Stock Purchase Plan, or as required to comply with legal or regulatory obligations, including under tax, securities, exchange control, labor and other laws.

    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Stock Purchase Plan is voluntary and I am providing the consents herein on a purely voluntary basis. I may withdraw any such consent at any time with future effect for any or no reason. If I do not consent, or if I later seek to revoke the consent, my salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant me Purchase Rights under the Stock Purchase Plan or other equity awards or

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administer or maintain such awards. For more information on the consequences of refusal to consent or withdrawal of consent, I should contact my local human resources representative.

    Data Subject Rights. I may have a number of rights under data privacy laws in my jurisdiction. Depending on where I am based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify or amend incorrect or incomplete Data, (iii) delete Data, (iv) request restrictions on processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in my jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, I can contact my local human resources representative.

    Declaration of Consent. By accepting this Subscription Agreement and indicating consent via the Company’s acceptance procedure, I explicitly declare my consent to the data processing practices described in this Section 9, including, without limitation, to the collection, processing and use of Data by the Company and, if applicable, to the transfer of Data to the recipients mentioned above, including the onward transfer of Data by the Company to the Designated Broker, or, as the case may be, a different service provider selected by the Company.

10.The Purchase Right and the provisions of this Subscription Agreement will be governed by, and subject to, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the grant or this Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted exclusively in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

11.By participating in the Stock Purchase Plan, I acknowledge that I am proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow me to understand the content of this Subscription Agreement and any other materials related to the Stock Purchase Plan. If I have received this Subscription Agreement or any other document related to the Stock Purchase Plan translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version will control.

12.The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Stock Purchase Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Stock Purchase Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

13.The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14.Notwithstanding any provisions in this Subscription Agreement, the Purchase Right shall be subject to any additional terms and conditions set forth in the Addendum to this Subscription Agreement. Moreover, if I relocate to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Subscription Agreement.

15.The Company reserves the right to impose other requirements on my participation in the Stock Purchase Plan, on the Purchase Right, and on any shares of Common Stock acquired under the Stock Purchase Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16.I acknowledge that I may be subject to insider-trading restrictions and/or market-abuse laws in applicable jurisdictions, including the United States and (if different) my country, my broker’s country and/or the country where the Shares are listed, which may affect my ability to accept, acquire, sell or attempt to sell, or otherwise dispose of shares of Common Stock, rights to shares of Common Stock or rights linked to the value of shares of Common Stock, during such times as I am considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions, including the United States and, if different, my country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I placed before possessing inside information. Furthermore, I may be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them to

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otherwise buy or sell securities (third parties include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. I am responsible for complying with any applicable restrictions, so I should speak to my personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in my country.

17.I acknowledge that my country may have certain foreign asset and/or account reporting requirements, exchange controls and/or tax reporting requirements which may affect my ability to acquire or hold shares of Common Stock under the Stock Purchase Plan, or cash received from participating in the Stock Purchase Plan, in a brokerage or bank account outside of my country. I understand that I may be required to report such accounts, assets or transactions to the tax or other authorities in my country and/or to pay and/or report applicable taxes due in connection with the Award on my own behalf. I may also be required to repatriate sale proceeds or other funds received as a result of participating in the Stock Purchase Plan to my country of residence through a designated bank or broker within a certain time after receipt. I acknowledge that it is my responsibility to be aware of and compliant with such regulations and that I should speak with my personal advisor on this matter.

18.I acknowledge that a waiver by the Company of a breach of any provisions of this Subscription Agreement shall not operate or be construed as a waiver of any other provision of this Subscription Agreement, or of any subsequent breach by me or any other participant.

19.I hereby agree to be bound by, and understand that my participation in the Stock Purchase Plan is in all respects subject to, the terms of the Stock Purchase Plan and this Subscription Agreement, including the Addendum. The effectiveness of this Subscription Agreement and my participation in the Stock Purchase Plan is dependent upon my eligibility to participate in the Stock Purchase Plan.

_________________________________
Employee Signature

__________________________________                     _____________
Employee Name (Please Print Full Legal Name)     Employee ID # (payroll file number)

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ADDENDUM TO THE
MARVELL TECHNOLOGY, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Stock Purchase Plan and/or the Subscription Agreement to which this Addendum is attached.

Terms and Conditions

This Addendum to the Subscription Agreement includes additional terms and conditions that govern the Purchase Right granted to me under the Stock Purchase Plan if I reside and/or work in one of the countries listed herein.

If I am a citizen or resident of a country other than the one in which I am currently residing and/or working, transfer employment and/or residency to another country after enrolling in the Stock Purchase Plan, or am considered resident of another country for local law purposes, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to me.

Notifications

This Addendum also includes information regarding exchange controls and certain other issues of which I should be aware with respect to my participation in the Stock Purchase Plan. The information is based on the tax, securities, exchange control, and other laws in effect in the respective countries as of April 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I not rely on the information in this Addendum as the only source of information relating to the consequences of my participation in the Stock Purchase Plan because the information may be out of date at the time the Purchase Right is exercised or I sell shares of Common Stock acquired under the Stock Purchase Plan.

In addition, the information contained herein is general in nature and may not apply to my particular situation, and the Company is not in a position to assure me of any particular result. Accordingly, I should seek appropriate professional advice as to how the relevant laws in my country may apply to my situation.

Finally, if I am a citizen or resident of a country other than the one in which I am currently residing and/or working, transfer employment and/or residency to another country after enrolling in the Stock Purchase Plan, or am considered a resident of another country for local law purposes, the information contained herein may not be applicable to me.

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Canada

Terms and Conditions

Termination of Relationship
The following provision replaces Section 7(l) of the Subscription Agreement:

in the event of termination of my Continuous Employment (regardless of the reason for the termination and whether or not such termination is later found invalid or in breach of local labor laws or the terms of my employment contract, if any), my right to participate in and purchase shares of Common Stock under the Stock Purchase Plan, if any, will terminate effective as of the date that is the earlier of: (1) the date of termination of my Continuous Employment and (2) the date I receive notice of termination of my Continuous Employment . In either case, the date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, I will not earn or be entitled to any pro-rated Purchase Rights for that portion of time before the date on which my right to participate in the Stock Purchase Plan terminates, nor will I be entitled to any compensation for lost participation or lost Purchase Rights.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to participate in and purchase shares of Common Stock under the Stock Purchase Plan during a statutory notice period, my right to continue participating in and to purchase shares of Common Stock under the Stock Purchase Plan, if any, will terminate effective as of the last day of my minimum statutory notice period, but I will not earn or be entitled to any pro-rated Purchase Rights if a purchase date falls after the end of my statutory notice period, nor will I be entitled to any compensation for lost participation or lost Purchase Rights.

The following provisions apply if I reside in Quebec:

Language Consent
The parties acknowledge that it is their express wish that the Subscription Agreement, as well as all addenda, documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent
The following provision supplements Section 8 of the Subscription Agreement:

I hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Stock Purchase Plan. I further authorize the Company, the Employer, and any other Parent or Subsidiary to disclose and discuss such information with their advisors. I also authorize the Company, the Employer and any other Parent or Subsidiary to record such information and to keep such information in my employee file.

Notifications

Securities Law Information
I acknowledge that I am permitted to sell shares of Common Stock acquired under the Stock Purchase Plan only through the Designated Broker, if any, provided the sale of the shares acquired under the Stock Purchase Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed (i.e., the Nasdaq Stock Market).

Foreign Asset/Account Reporting Information
Specified foreign property, including shares and rights to receive shares (e.g., stock options, restricted stock units) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. Thus, the Purchase Rights must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other specified foreign property I hold. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would equal the fair market value of the shares at the time of acquisition, but if I own other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares. I should consult with a personal advisor to ensure compliance with applicable reporting obligations.

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China

Terms and Conditions

The following Terms and Conditions apply only to me if I am subject to exchange control restrictions and regulations in the People’s Republic of China (“PRC”), including the requirements imposed by the State Administration of Foreign Exchange, as determined by the Company, in its sole discretion.

Supplemental Rules for PRC Employees
By enrolling in the Stock Purchase Plan, I acknowledge and agree to be bound by the terms of the Supplemental Rules of Marvell Stock Plans for China Employees.

No Transfer of Shares.
I agree that any shares of Common Stock to be issued to me shall be deposited directly into an account with the Designated Broker. The deposited shares of Common Stock shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the Designated Broker and to transfers to other brokerage firms. The limitation shall apply to all Shares issued to me under the Stock Purchase Plan, and whether or not my Continuous Employment terminates.

Exchange Control Restrictions.
I understand and agree that my participation in and ability to purchase shares of Common Stock under the Stock Purchase Plan is subject to the continued registration and compliance of the Stock Purchase Plan with applicable exchange control regulations in China. I agree that if the registration of the Stock Purchase Plan lapses or the Company determines, in its discretion, that the Purchase Rights cannot vest due to regulatory restrictions, my participation in the Stock Purchase Plan may be suspended, terminated or otherwise modified to ensure compliance with applicable laws and regulations.

I understand and agree that, due to exchange control laws in China, I will be required to immediately repatriate to China any cash proceeds I receive from participating in the Stock Purchase Plan (i.e., cash proceeds from the sale of shares of Common Stock or the receipt of any dividends on such shares). I further understand that, under local law, such repatriation of the cash proceeds may need to be effected through a special exchange control account established by the Company, the Employer or another Parent or Subsidiary, and I hereby consent and agree that the proceeds will be transferred to such special account prior to being delivered to me. I understand that the proceeds will be delivered to me as soon as possible, but there may be delays in distributing the funds due to exchange control requirements in China. Proceeds may be paid in U.S. dollars or local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, I understand that I will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Company is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the proceeds to local currency due to exchange control restrictions. I agree that I bear the risk of any exchange conversion rate fluctuation during that time. I further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Receipt and Sale of Shares
I agree to maintain any shares of Common Stock I obtain at purchase in an account with the Designated Broker prior to sale. Notwithstanding any provision in the Subscription Agreement to the contrary, to facilitate compliance with exchange control laws in China, the Company may require me to sell shares of Common Stock (i) immediately at purchase, (ii) upon termination of my Continuous Employment, or (iii) within any other timeframe as the Company determines for legal or administrative reasons. If I do not sell the shares within the time required by the Company, I hereby authorize the Company to instruct the Designated Broker to sell the shares of Common Stock on my behalf, and I expressly authorize the Designated Broker to complete the sale of shares of Common Stock. I agree to sign any forms and/or consents required by the Designated Broker to effectuate the sale of shares. I acknowledge that the Designated Broker is under no obligation to arrange for the sale of shares at any particular price. Upon the sale of shares after termination of Continuous Employment, I understand that the Company agrees to pay me the cash proceeds from the sale of the shares, less any brokerage fees or commissions and subject to any obligation to satisfy withholding obligations for Tax-Related Items. I understand that the proceeds from the sale of shares of Common Stock may need to be repatriated to China pursuant to the paragraph above, and I agree to comply with all requirements the Company may impose in order to facilitate compliance with exchange control requirements in China prior to my receipt of the cash proceeds. I acknowledge that I am not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Subscription Agreement.

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Notifications

Exchange Control Information
I may be required to report to SAFE all details of my foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Shares of Common Stock acquired under the Stock Purchase Plan and Stock Purchase Plan-related transactions may be subject to reporting under these rules. I should consult with my personal legal advisor in this regard.

Denmark

Terms and Conditions

Danish Stock Option Act
By enrolling and participating in the Stock Purchase Plan, I acknowledge that I have received an Employer Statement translated into Danish, which is being provided to me to comply with the Danish Stock Option Act (the “Act”). The Act applies only to “employees” as that term is defined in Section 2 of the Act. If I am a member of the registered management of a Parent or Subsidiary in Denmark or otherwise do not satisfy the definition of employee, I am not subject to the Act and the Employer Statement will not apply to me.

Notifications

Foreign Asset/Account Reporting Information
Foreign bank and brokerage accounts and deposits and shares of Common Stock held in such accounts must be reported on my annual tax return under the section on foreign affairs and income.

Finland

There are no country-specific provisions.

France

Terms and Conditions

Payroll Deduction Authorization
Par la présente, j’autorise les Prélèvements sur Salaire, sur chacun de mes salaires, d’un montant de _____% (15 % maximum, pourcentage en nombre entier uniquement) de mon Salaire lors de chaque jour de paie pendant la Période d’Offre conformément au Plan d’Achat d’Actions (« Stock Purchase Plan »). (Aucun pourcentage décimal n’est admis.) Les prélèvements mentionnés ci-dessus se poursuivront lors des Périodes d’Offres subséquentes jusqu’à ce que je donne une instruction écrite pour modifier ou arrêter ces prélèvements ou jusqu’à ce que ma participation au plan se termine conformément au Plan d’Achat d’Actions.

Je comprends que les Prélèvements sur Salaire mentionnés ci-dessus vont s’accumuler pour permettre l’acquisition des Actions Ordinaires au prix d’acquisition tel que déterminé conformément au Plan d’Achat d’Actions. Je comprends également que, à moins que le Plan d’Achat d’Actions n’en dispose autrement, les actions seront automatiquement acquises pour mon compte à chaque Date d’Acquisition de la Période d’Offre à moins que je ne me retire du Plan d’Achat d’Actions par notification écrite à la Société au moins 15 jours avant la Date d’Acquisition ou que ma participation au Plan d’Achat d’Actions ne se termine d’une autre façon. Je comprends que je peux me retirer du Plan d’Achat d’Actions et me faire rembourser les Prélèvements sur Salaire (sans intérêt) rapidement à tout moment pendant la Période d’Offre dès lors qu’une notification écrite de mon retrait est fournie à l’Administrateur, sous la forme requise, au moins 15 jours avant la Date d’Acquisition. Je comprends que la durée des Périodes d’Offre (en ce compris les premiers jours des Périodes d’Offre applicables) peuvent être modifiées par l’Administrateur conformément aux Sections 4 et 18 du Plan d’Achat d’Actions.

Language Consent
By signing and returning or by otherwise accepting the Subscription Agreement, I confirm having read and understood the documents relating to this grant of the right to purchase shares of Common Stock (the Stock Purchase Plan, the Subscription Agreement, and this Addendum) which were provided to me in the English language. I accept the terms of those documents accordingly.

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Consentement Relatif à la Langue Utilisée
En signant et renvoyant, ou autrement acceptant, les termes et conditions du Contrat de Souscription, je confirme ainsi avoir lu et compris les documents relatifs à cette attribution du droit d’achat d’Actions Cotées en Bourse (le Plan, le Contrat de Souscription, et la présente Annexe) qui m’ont été fournis dans la langue anglaise. J’accepte les termes de ces documents en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information
French residents must declare all foreign accounts, whether open, current, or closed, in their income tax returns. I should consult with a personal tax advisor to ensure compliance with applicable reporting obligations.

Germany

Notifications

Exchange Control Information
Cross-border payments in excess of €12,500 must be reported monthly. If I make or receive a payment in excess of this amount, I understand that I am responsible for electronically reporting to German Federal Bank (Bundesbank) by the fifth day of the month following the month in which the payment occurs. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via German Federal Bank’s website (www.bundesbank.de) and is available in both German and English.

Hong Kong

Terms and Conditions

Authorization for Stock Purchase Plan Participation
I hereby expressly acknowledge that my authorization to the Employer to deduct a percentage of my Payroll was given voluntarily for purposes of my participation in the Stock Purchase Plan.

Notifications

Securities Law Information
WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. I am advised to exercise caution in relation to the offer. If I am in any doubt about any of the contents of the Subscription Agreement, including this Addendum, the Stock Purchase Plan or the Stock Purchase Plan prospectus, I should obtain independent professional advice. Purchase Rights and any shares of Common Stock subject to the Purchase Rights do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, a Parent or a Subsidiary. The Subscription Agreement, including this Addendum, the Stock Purchase Plan and other incidental communication materials have not been prepared in accordance with, and are not intended to constitute a “prospectus” for, a public offering of securities under the applicable securities legislation in Hong Kong. The Purchase Rights and any documentation related thereto are intended solely for the personal use of each employee of the Company, a Parent or a Subsidiary and may not be distributed to any other person.

India

Notifications

Exchange Control Information
Exchange control laws and regulations in India require that any proceeds from the sale of shares of Common Stock acquired under the Stock Purchase Plan and any dividends paid on such shares of Common Stock be repatriated to India and converted into local currency within such period of time as prescribed under applicable India exchange control laws and regulations. I must obtain a foreign inward remittance certificate (“FIRC”) from the bank where I deposit the foreign currency. I should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information

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Foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) must be reported in my annual Indian personal tax return.  I am solely responsible for complying with this reporting obligation and should confer with my personal tax advisor in this regard.

Israel

Terms and Conditions

Tax Obligations/Withholding Authorization
Notwithstanding Section 5 of the Subscription Agreement, I understand that, subject to the Israeli tax laws, as may be amended from time to time, it is the Employer’s statutory liability to withhold any Tax-Related Items resulting from my participation in the Stock Purchase Plan. I agree that in case the amount of the Tax-Related Items is not withheld from my pay check and/or the Company determines that it is not feasible to withhold from the proceeds from the sale of shares, I will transfer the Tax-Related Item amounts not withheld from my pay check (or otherwise recovered from me) to the Employer no later than five business days after the pay date following the taxable event. I further agree that the shares issued to me pursuant to the Stock Purchase Plan will be deposited with the Company’s designated broker account to assist with any sale of shares or transfer of shares on my behalf and pursuant to this authorization.
Italy

Terms and Conditions

Stock Purchase Plan Document Acknowledgment. In participating in the Stock Purchase Plan, I acknowledge that I have received a copy of the Stock Purchase Plan and the Subscription Agreement and have reviewed the Stock Purchase Plan and the Subscription Agreement, including this Addendum, in their entirety and fully understand and accept all provisions of the Stock Purchase Plan and the Subscription Agreement. I further acknowledge that I have read and specifically and expressly approve the following sections of the Subscription Agreement: Section 6, Section 7, Section 9, Section 10, Section 11 and Section 15.

Notifications

Foreign Asset/Account Reporting Notification. If I hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Purchase Rights) that may generate income taxable in Italy, I must report them on my annual tax return or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply if I am a beneficial owner of the investments, even if I do not directly hold investments abroad or foreign assets.
Foreign Financial Asset Tax Notification. The value of any shares of Common Stock (and certain other foreign assets) an Italian resident holds outside Italy may be subject to a foreign financial assets tax.  The taxable amount is equal to the fair market value of the shares of Common Stock on December 31 or on the last day the shares of Common Stock were held (the tax is levied in proportion to the number of days the shares of Common Stock were held over the calendar year).  The value of financial assets held abroad must be reported in Form RM of the annual tax return.  I should consult a personal tax advisor for additional information about the foreign financial assets tax.

Japan

Notifications

Exchange Control Information
If I acquire shares of Common Stock valued at more than ¥100,000,000 in a single transaction, I understand that I must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition.

Foreign Asset/Account Reporting Information
Details of any assets held outside of Japan as of December 31, including shares of Common Stock, must be reported to the Tax Office, to the extent such assets have a total net fair market value exceeding ¥50,000,000. The report is due by March 15 each year. I understand that I am responsible for complying with this reporting obligation and should confer with my personal tax advisor in this regard.

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Korea
Terms and Conditions
Power of Attorney
I understand that, if requested by the Company or the Employer to effect the transfer of my Payroll deductions outside of Korea for the purchase of shares of Common Stock under the Stock Purchase Plan, I will need to print, sign, and return any Power of Attorney form provided to me by my local human resources representative or Stock Administration in order to participate in the Stock Purchase Plan.

Notifications

Foreign Asset/Account Reporting Information
Korean residents must declare all foreign financial accounts (e.g., brokerage accounts, bank accounts) to the Korean tax authority and file a report with respect to such accounts if the value of the assets in such accounts exceeds KRW 500 million (or the equivalent amount in a foreign currency) on any month-end date during the calendar year. I am responsible for complying with applicable reporting obligations and should speak to my personal legal advisor on this matter.

Malaysia

Notifications
Director Notification Obligation. If I am director of a Subsidiary in Malaysia, I am subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when I receive or dispose of an interest (e.g., Purchase Rights, shares of Common Stocks) in the Company or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.

Netherlands

Terms and Conditions

Nature of Grant
The following provision supplements Section 6 of the Subscription Agreement:

By participating in the Stock Purchase Plan and authorizing Payroll deductions, I acknowledge that the Purchase Right granted under the Stock Purchase Plan is intended as an incentive for me to remain employed with the Employer and is not intended as remuneration for labor performed.

Notifications

POLAND

Terms and Conditions

Authorization for Stock Purchase Plan Participation
I understand that as a condition of my participation in the Stock Purchase Plan, I will be required to execute the attached Consent for Deduction form. I understand that I must print out the form, sign and date the form in the applicable places, and return a copy to my local human resources representative. Further, I agree to execute other agreements or consents that may be required by the Company or the Employer with respect to payroll deductions under the Stock Purchase Plan. I understand that if I fail to execute the Consent for Deduction form or any other form of agreement or consent that is required with respect to payroll deductions under the Stock Purchase Plan, I may not be able to participate in the Stock Purchase Plan.

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Notifications

Exchange Control Information
Polish residents holding cash and foreign securities (including Shares) in bank or brokerage accounts outside of Poland must report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on special forms available on the website of the National Bank of Poland. Participant should consult with a personal legal advisor to determine whether Participant will be required to submit reports to the National Bank of Poland.

Further, any transfer of funds in excess of €15,000 (or if such transfer of funds is connected with business activity of an entrepreneur, a lower threshold) into or out of Poland must be effected through a bank account in Poland. All documents connected with any foreign exchange transactions must be retained for a period of five years from the end of the year in which the transaction occurred.

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MARVELL TECHNOLOGY, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN For Participants in Poland	MARVELL TECHNOLOGY, INC. 2000 PRACOWNICZY PLAN NABYWANIA AKCJI Dla Uczestników w Polsce
CONSENT FOR DEDUCTION	ZGODA NA POTRĄCENIE
I, the undersigned, in order to participate in the Marvell Technology, Inc. 2000 Employee Stock Purchase Plan (“Stock Purchase Plan”), authorize my employer to withhold payroll deductions in the amount of ___%  of my Payroll, or such other percentage as subsequently selected by me under the Stock Purchase Plan. I understand that this amount must not be more than 15% of my Payroll for any Offering Period with the reservation that the deductions are made in accordance with the applicable provisions of the Polish labor law.

Ja niżej podpisany, w celu uczestnictwa w Marvell Technology, Inc. 2000 Pracowniczym Planie Nabywania Akcji (“Plan”), upoważniam mojego pracodawcę do potrącenia kwoty w wysokości ___% z mojego Uprawnionego Wynagrodzenia lub inny procent później wskazany przeze mnie w ramach Planu. Przyjmuję do wiadomości, iż ta kwota nie może być mniejsza niż 1% i większa niż 15% mojego Uprawnionego Wynagrodzenia w każdym Okresie Oferty z zastrzeżeniem, że potrącenia będą dokonywane zgodnie z obowiązującymi przepisami polskiego prawa pracy.

I acknowledge and agree that any past payroll deductions from my Payroll with respect to my participation in the Stock Purchase Plan complied with Polish law and that I authorized all such deductions.	Niniejszym potwierdzam i zgadzam się z tym, że jakiekolwiek przeszłe potrącenia z mojego Uprawnionego Wynagrodzenia dokonane w związku z moim uczestnictwem w Planie były zgodne z polskim prawem i że wyraziłem/am na nie zgodę.
All the terms written in capital letters shall have the meanings given to them in the Stock Purchase Plan.	Wszystkie terminy pisane wielkimi literami mają znaczenie przypisane im w ramach Planu.
In case of any discrepancies between the Polish language version of this document and its English language version, the Polish language version shall prevail.	W przypadku jakichkolwiek rozbieżności pomiędzy polską a angielską wersją językową niniejszego dokumentu, wersja polska ma charakter wiążący.
__________________________ _________________ Employee/Pracownik Date/Data

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Romania

Terms and Conditions

Language Consent. By participating in the Stock Purchase Plan, I acknowledge that I am proficient in reading and understanding English, and fully understand the terms of the documents related to my participation (the Stock Purchase Plan and the Subscription Agreement), which were provided in the English language. I accept the terms of those documents accordingly.

Consimtamant cu privire la limba. Prin participarea la planul, confirm ca am un nivel adecvat de cunoastere in ce priveste citirea si intelegerea limbii engleze, am inteles pe deplin termenii documentelor referitoare la participarea mea (planul si Formularul de aderare/schimbare, inclusiv aceasta Anexa), care au fost furnizate in limba engleza. Accept termenii acestor documente in mod corespunzator.

Notifications

Exchange Control Information. If I deposit the proceeds from the sale of shares of Common Stock acquired under the Stock Purchase Plan into a bank account in Romania, I may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. I understand that I should consult with my personal legal advisor to determine whether I will be required to submit such documentation to the Romanian bank.

Singapore

Notifications

Securities Law Information
The grant of the Purchase Right is being made in reliance on Section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”), the “Qualifying Persons” exemption under the SFA. The Stock Purchase Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore and the offerings under the Stock Purchase Plan are not made with a view to the Purchase Rights or shares being subsequently offered for sale to another party. I should not sell, or offer to sell, any shares of Common Stock in Singapore unless such sale or offer is made (i) after six months from the date the Purchase Rights were granted, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Director Notification Obligation
Directors (including alternate, substitute, associate and shadow directors) of the Company or a Singapore Parent or Subsidiary are subject to certain notification requirements under the Singapore Companies Act. I acknowledge that I must notify the Company or the Singapore Parent or Subsidiary in writing within two business days of any of the following events: (i) the acquisition or disposal of an interest (e.g., a Purchase Right or shares of Common Stock) in the Company or any related companies; (ii) any change in previously disclosed interests (e.g., sale of shares of Common Stock), or (iii) becoming a director, an associate director or a shadow director of a Parent or Subsidiary in Singapore, if the individual holds such an interest at that time. These notification requirements apply regardless of whether the director is a resident of or employed in Singapore.

Spain

Terms and Conditions

Nature of Grant
The following provision supplements Section 6 of the Subscription Agreement:

By enrolling in the Stock Purchase Plan, I consent to participation in the Stock Purchase Plan and acknowledge that I have received a copy of the Stock Purchase Plan.

I understand that the Company has unilaterally, gratuitously, and discretionally decided to offer participation in the Stock Purchase Plan to individuals who may be employees of the Company, a Parent or a Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Parent or Subsidiary on an ongoing basis. Consequently, I understand that

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the offer of participation in the Stock Purchase Plan is grant on the assumption and condition that the Purchase Rights or the shares of Common Stock I purchase shall not become a part of any employment or service contract (either with the Company or with any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, I understand that the offer of participation in the Stock Purchase Plan would not be made to me but for the assumptions and conditions referred to above; thus, I acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any offer of participation in the Stock Purchase Plan shall be null and void.

Further, my participation in the Stock Purchase Plan is expressly conditioned on my continued and active rendering of service, such that if my Continuous Employment terminates for any reason whatsoever, my participation in the Stock Purchase Plan shall cease immediately effective on the date of my termination of Continuous Employment. This will be the case, for example, even if (1) I am considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) I am dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) I terminate Continuous Employment due to a change of work location, duties or any other employment or contractual condition; (4) I terminate Continuous Employment due to a unilateral breach of contract by the Company or any Parent or Subsidiary; or (5) my Continuous Employment terminates for any other reason whatsoever.

Notifications

Securities Law Information
The Purchase Rights and shares of Common Stock described in the Stock Purchase Plan and the Subscription Agreement do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Stock Purchase Plan and the Subscription Agreement, including the Addendum, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Information
I understand that it is my responsibility to comply with exchange control regulations in Spain. I am required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including shares of Common Stock acquired under the Stock Purchase Plan) held in such accounts if the value of the transactions for all such accounts during the prior year or the balances of such accounts as of December 31 of the prior year exceeds €1,000,000.

Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/positions as of December 31 exceed €1,000,000, no such declaration must be filed unless expressly required by the Bank of Spain. I understand that if any of such thresholds were exceeded during the current year, may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. I should consult with a personal tax or legal advisor for further information regarding exchange control reporting obligations.

Further, I understand that I am required to declare the acquisition of shares of Common Stock for statistical purposes to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed on form D-6 in January for shares of Common Stock owned as of December 31 of each year; however, if the value of the shares of Common Stock or the sale proceeds exceed €1,502,530, a declaration must be filed within one month of the acquisition or sale, as applicable.

Foreign Asset/Account Reporting Information
I understand that to the extent I hold shares of Common Stock or have bank accounts outside of Spain with a value in excess of €50,000 (for each type of asset) as of December 31, I must report information on such assets on my tax return Form 720 for such year with severe penalties in the event of non-compliance. After such shares of Common Stock or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported shares of Common Stock or accounts increases by more than €20,000 as of each subsequent December 31, or if I sell shares of Common Stock or cancel bank accounts that were previously reported.

Sweden

Terms and Conditions

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Responsibility for Taxes
The following provision supplements Section 6 of the Subscription Agreement:

Without limiting the Company and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 6 of the Subscription Agreement, by participating in the Stock Purchase Plan, I authorize the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to me upon the purchase of shares of Common Stock under the Stock Purchase Plan in order to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer has an obligation to withhold such Tax-Related Items.

Switzerland
Notifications
Securities Law Information
Neither this document nor any other materials relating to the shares of Common Stock (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made available in Switzerland to any person other than an employee of the Company or (iii) has been filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Taiwan

Notifications

Securities Law Information
I understand that the offer of the Stock Purchase Right and the shares of Common Stock to be issued pursuant to the Stock Purchase Plan are available only for employees of the Company and a Parent or Subsidiary. The offer is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

Exchange Control Information
Taiwanese residents may acquire foreign currency and remit the same (including proceeds from the sale of shares of Common Stock or the receipt of dividends) out of Taiwan, up to US$5 million per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, a Foreign Exchange Transaction Form must be submitted, along with supporting documentation to the satisfaction of the remitting bank.

United Kingdom

Terms and Conditions

Tax Obligations/Withholding Authorization
The following provision supplements Section 6 of the Subscription Agreement:
Without limitation to any provision of the Subscription Agreement, I agree that I am liable for all Tax-Related Items, as and when required by the Company or the Employer, as applicable, or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or other relevant authority). I also agree to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on my behalf to HMRC (or any other tax authority or other relevant authority).

Notwithstanding the foregoing, if I am a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), I understand that I may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by me, in case the indemnification could be considered to be a loan. In this case, any income tax not collected within 90 days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to me on which additional income tax and employee National Insurance contributions (“NICs”) may be due. I will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or Employer, as applicable, for the amount of any employee NICs due on this additional benefit, which may be recovered from me by any of the means referred to in Section 5 of the Subscription Agreement.

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